Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information: Vince Grisell, 816-842-8181 investorrelations@inergyservices.com

Inergy Announces $400 Million Private Placement of

Senior Notes Due 2020

Kansas City, MO (November 26, 2012) – Inergy Midstream, L.P. (NYSE:NRGM) (“Inergy Midstream”) and its wholly owned subsidiary NRGM Finance Corp. announced today, subject to market conditions, that they intend to sell $400 million in aggregate principal amount of senior unsecured notes due 2020 to eligible purchasers in a private placement under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States pursuant to Regulation S under the Securities Act (the “Notes Offering”).

Inergy Midstream intends to use the net proceeds from the Notes Offering to fund a portion of the $425 million purchase price of its pending acquisition of all of the equity interests in Rangeland Energy, LLC (the “Rangeland Acquisition”) and to repay existing borrowings under its revolving credit facility. If the Rangeland Acquisition does not close concurrently with the Notes Offering, the net proceeds of the Notes Offering will be deposited into an escrow account pending completion of the Rangeland Acquisition. If the Rangeland Acquisition is not closed on or prior to February 1, 2013 or the acquisition agreement is terminated earlier, the notes will be redeemed at a redemption price of 100% of the principal amount, plus accrued and unpaid interest to the redemption date. The Rangeland Acquisition is expected to close on or about December 7, 2012, subject to customary closing conditions. The Notes Offering is not a condition to the closing of the Rangeland Acquisition.

The securities to be offered have not been registered under the Securities Act or any state securities laws; and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This announcement shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Inergy Midstream

Inergy Midstream, L.P., with headquarters in Kansas City, Missouri, is a master limited partnership engaged in the development and operation of natural gas and NGL storage and transportation assets. Inergy Midstream’s assets are located in the Northeast region of the United States.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, which are statements that are not historical in nature. Forward-looking statements are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or any underlying assumption proves incorrect, actual results may vary materially from those anticipated, estimated, or projected. Among the key factors that could cause actual results to differ materially from those referred to in the forward-looking statements are: changes in general and local economic conditions; competitive conditions within our industry; the price and availability of debt and equity financing; the effects of existing and future governmental legislation and regulations; and natural disasters, weather-related delays, casualty losses, and other matters beyond our control. These and other risks and assumptions are described in Inergy Midstream’s Annual Report on Form 10-K for the year ended September 30, 2012. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made. We undertake no obligation to update any forward-looking statement, except as otherwise required by law.

For more information, contact Vince Grisell in Inergy’s Investor Relations Department at 816-842-8181 or via e-mail at investorrelations@inergyservices.com.

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